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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 19, 2003
                                                           ---------------------


                            REPTRON ELECTRONICS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
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                 (State or Other Jurisdiction of Incorporation)

           000-23426                                    38-2081116
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    (Commission File Number)                (IRS Employer Identification No.)

  13700 Reptron Boulevard, Tampa, Florida                  33626
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  (Address of principal executive offices)               (Zip Code)


                                 (813) 854-2351
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS

         On May 19, 2003, Reptron Electronics, Inc. ("Reptron") announced that it will report first quarter 2003 results on May 20, 2003 and will hold a live Web cast of its conference call on May 21, 2003 at 2:30 p.m. (Eastern Time) to discuss its first quarter 2003 results.

         On May 19, 2003, Reptron reported that it had entered into a definitive agreement to sell the assets (other than accounts receivable) and business of its electronic components distribution division to Jaco Electronics, Inc. ("Jaco") for a purchase price of approximately $10,400,000, of which approximately $5,600,000 will be paid in cash to Reptron at closing, and the remaining consideration will result from the assumption of certain liabilities by Jaco. The consummation of this transaction is subject to a number of conditions precedent.

         A press release containing additional information on these subjects was issued on May 19, 2003, and is attached as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

         99.1  Press Release, dated May 19, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       REPTRON ELECTRONICS, INC.

                                       (Registrant)


Date: May 20, 2003               By:     /s/ Paul J. Plante
                                    --------------------------------------------
                                         Paul J. Plante
                                         President, Chief Operating Officer and
                                         Principal Accounting Officer

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                                  EXHIBIT INDEX


Exhibit No.      Document Description

   99.1          Press Release, dated May 19, 2003.